Exhibit 99.3

INZON CORPORATION

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

FOR YEAR ENDED SEPTEMBER 30, 2012

The transaction is an acquisition in which the shareholders of AVC Acquisition Corp. obtained the majority of the issued and outstanding share after the transaction. Accordingly, the following unaudited pro forma consolidated financial statements (“pro forma statements”) give effect to the acquisition by InZon Corporation ("InZon ") of AVC Acquisition Corporation (“AVC”) based on the estimates and assumptions set forth herein and in the notes to such statements.

On May 17, 2012, AVC and InZon entered into an agreement and plan of merger.

The Agreement provides for the merger of InZon and AVC, whereby the shareholders of AVC will receive 15,834,192 shares (96% of the post-merger shares outstanding) of InZon in exchange for 50,000 shares of AVC, which represents 100% of the outstanding shares of AVC.

The following unaudited pro forma financial information gives effect to the above transaction. The unaudited pro forma financial information was based on AVC unaudited financial statements for period from inception to September 30, 2012 and InZon’s audited consolidated financial statements for the year ended September 30, 2012. The unaudited pro forma consolidated financial information and accompanying notes should be read in conjunction with the historical financial statements and the related notes thereto of InZon and AVC.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of the future operating results of financial position of the consolidated companies.

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INZON CORPORATION

UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

	InZon	AVC	Adjustments		Consolidated
ASSETS
Current Assets
Cash	$–	$5,002,812	$–		$ 5,002,812,

Total Current Assets		5,002,812	–		5,002,812

Total Assets	$–	$5,002,812	$–		$5,002,812

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accrued expenses	$–	$2,800	$–		$2,800
Notes payable	40,000	–	–		40,000
Liability- judgments	579,798	–			579,798
Note payable- related party	–	4,957,756	–		4,957,756
Total current liabilities	619,798	4,960,556	–		5,580,354

Total liabilities	619,798	4,960,556	–		5,580,354

Stockholders’ Deficit:
Common stock, $0.001 par value; 500,000,000 shares authorized; 16,493,950 shares issued and outstanding	16,494	50,000	(50,000)	(1)	16,494
Additional paid-in capital	7,733,665	–	42,256	(1)	7,775,921
Deferred stock based compensation	(354,000)	–	–		(354,000)
Accumulated deficit	(8,015,957)	(7,744)	7,744	(2)	(8,015,957)
Total stockholders’ deficit	(619,798)	(42,256)	–		(577,542)
Total liabilities and stockholders’ deficit	$–	$5,002,812	–		5,002,812

Transaction adjustments:

1.	Adjustments within equity to present the exchange in the merger of all the outstanding shares of AVC common stock for 15,834,192 shares of InZon common stock.
2.	Elimination of AVC accumulated deficit.

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INZON CORPORATION

UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

AS OF SEPTEMBER 30, 2012

	InZon	AVC	Adjustments		Consolidated
Revenue	$–	$–	$–		$–

General and administrative expenses	143,657	7,744	–		151,401
Operating loss	(143,657)	(7,744)	–		(151,401)

Other expense
Interest expense	(8,597)	–	–		(8,597)
Other expense	(8,597)	–	–		(8,597)

Net loss	$(152,254)	$(7,744)	$–		$(159,254)

Net loss per share, basic and diluted	$(0.23)	$(0.15	–		$(0.01)

Weighted average number of shares outstanding	659,758 (1)	50,000	15,834,192	(2)	16,493,950 (1)

1.	The weighted average number of ordinary shares is based on each company’s ordinary shares outstanding during the period. The weighted average number of ordinary shares for the consolidated company is based on the shares outstanding in InZon plus the shares that have been issued in the transaction.
2.	The weighted average number of ordinary shares as an adjustment is based on the shares that have been issued in the transaction.

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INZON CORPORATION

UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

AS OF SEPTEMBER 30, 2011

	InZon	AVC	Adjustments		Consolidated
Revenue	$–	$–	$–		$–

General and administrative expenses	20,000	–	–		20,000
Operating loss	(20,000)	–	–		(20,000)

Other expense
Interest expense	(16,152)	–	–		(16,152)
Other expense	(16,152)	–			(16,152)
			–
Net loss	$(36,152)	$–	$–		$(36,152)

Net loss per share, basic and diluted	$(0.05)	$0.00	–		$(0.00)

Weighted average number of shares outstanding	659,758 (1)	50,000	15,834,192	(2)	16,393,950 (1)

1.	The weighted average number of ordinary shares is based on each company’s ordinary shares outstanding during the period. The weighted average number of ordinary shares for the consolidated company is based on the shares outstanding in InZon plus the shares that have been issued in the transaction.
2.	The weighted average number of ordinary shares as an adjustment is based on the shares that have been issued in the transaction.

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